UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2019

Transatlantic Capital Inc.
(Exact name of registrant as specified in its charter)

Commission File No: 000-504802

Nevada		98-0377767
(State or Other Jurisdiction		(I.R.S. Employer
Of Incorporation or Organization)		Identification Number)

41000 Woodward Bloomfield, MI		48304
(Address of Principal Executive Offices)		(Zip Code)

(313) 398-6150
(Registrant’s telephone number, including area code)

406 Mini Drive, Vallejo, CA 94589
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2019 the Company appointed Julius Makiri Jenge as its sole director and President to replace Deanne Johnson.  During the past two years, Mr. Jenge has been the Chief Executive Officer of Mega Media Group Company, Ltd.  In addition since 2007, he is the founder and Chief Executive Officer of MamboJambo FM Radio Ltd (MJFM 92.9) in Arusha, Tanzania.  Mr. Jenge is a graduate of Dar es Salaam School of Accountancy (DSA), Mongomery College and Strayer Univesrsity.

Involvement in Certain Legal Proceedings

During the past five years Mr.. Jenge has not (i) been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

SECTION 8 - OTHER EVENTS

Item 8.01   Other Events

The Company is currently in the process of preparing its financial statements to be sent to the auditors.  The Company intends to be fully compliant in its filings in the very near future and become again a fully reporting company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Transatlantic Capital Inc.

Date:	November 15, 2019	9By:	/s/Julius Makiri Jenge
		Name:	Julius Makiri Jenge
		Title:	President